Exhibit 10.4

BIOANALYTICAL SYSTEMS, INC.

EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT, made this ___ day of _________, ____, by and between Bioanalytical Systems, Inc., an Indiana corporation with its principal office at 2701 Kent Avenue, West Lafayette, Indiana (hereinafter called “Company”), and the undersigned employee of record of the Company as of ________ __, ____ (hereinafter called the “Grantee”), pursuant to, and subject to, the terms, conditions and limitations contained in the Company’s 2008 Stock Option Plan (hereinafter called the “Plan”), a copy of which is available upon request.

WITNESSETH THAT:

WHEREAS, in the interests of affording an incentive to the Grantee to give his or her best efforts to the Company as a company officer or employee, the Company wishes to provide that the Grantee shall have an Option to buy Common Shares of the Company:

NOW, THEREFORE, it is hereby mutually agreed to as follows:

1. Pursuant to, and subject to, the terms, conditions and limitations contained in the Company’s 2008 Stock Option Plan (hereinafter called the “Plan”), the Company hereby grants to the Grantee the right and Option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ______ shares (hereinafter called “Subject Shares”) of the presently authorized, but unissued, or treasury, Common Shares of the Company, hereinafter called the “Common Shares”) at a purchase price of $___ per share, exercisable in whole or in part from time to time subject to the limitation that no Option may be exercised with respect to fewer than twenty-five (25) shares then subject to Option hereunder, in which event any exercise must be as to all such shares and subject to the further limitation that the Options represented by the Agreement shall first become exercisable in three installments pursuant to the following sentence. The Option may be exercised as to the shares covered by the first installment from and after the first anniversary of the grant of the Option, with the second and third installments becoming exercisable on the two succeeding anniversary dates. The shares shall vest in this three year period on a 40%, 30%, and 30% schedule. Except as otherwise provided herein, the Option will terminate as provided for in the Plan. Unless sooner terminated under the terms of the Plan or this Agreement, the Option shall expire as to all shares subject to purchase hereunder on the 8th anniversary date of this Agreement if not exercised on or before such date.

2. Notwithstanding Section 8(c) of the Plan, in the event Grantee ceases to serve as an employee of the Company or any of its subsidiaries due to a termination by the Company without Cause, as defined in the Plan, or a resignation by Grantee for Good Reason, as defined herein, Grantee will be entitled to exercise any portion of the Option that is vested on the date Grantee’s employment terminated for a period of sixty (60) days following such termination date. If the Company is subject to a Change in Control, as defined in the Plan, before the Grantee’s employment terminates then immediately prior to the Change in Control the Option shall become fully and unconditionally vested, unless the Option is assumed, converted, replaced, or continued by the continuing entity; provided, however, that if the Grantee’s employment is terminated without Cause or the Grantee resigns for Good Reason within the 12 month period after such Change in Control, then the Option as so assumed, converted, replaced or continued shall become fully and unconditionally vested and fully exercisable for a period of sixty (60) days following such termination date. For purposes of this Agreement a resignation is for “Good Reason” if (a) such resignation follows Grantee’s demotion or reassignment to a position that is not a Comparable Position and (b) the Grantee has given the Company at least 30 days written notice of the existence of Good Reason hereunder and the Company has not taken the necessary steps to eliminate such Good Reason. A “Comparable Position” is one with substantially equal or greater responsibility, the right to earn salary and other compensation equal to or greater in value than that available under the prior position, and which does not require relocation of the Grantee’s primary workplace to a location greater than 70 miles from the Company’s headquarters in West Lafayette, Indiana.

3. Subject to the limitations specified herein and the terms and conditions of the Plan (including, but not limited to, the exercise provisions of Section 7 of the Plan, and the termination provisions of Section 8 of the Plan as modified herein), the Grantee may from time to time exercise this Option by delivering a written notice of exercise and subscription agreement to the Secretary of the Company specifying the number of whole shares to be purchased, accompanied by payment (i) in cash, (ii) by certified check or bank cashier’s check, (iii) through the tender to the Company of Common Shares of the Company owned by the Grantee or by withholding of Common Shares of the Company that are subject to the Option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their fair market value on the date of exercise as determined in Section 7(c) of the Plan, or (iv) by a combination of the methods described in (i), (ii), or (iii). The Company may, in its sole discretion, refuse to withhold Common Shares of the Company as payment of the exercise price of the Option. Such exercise shall be effective upon receipt by the Secretary of such written notice, subscription agreement and payment of the purchase price. Only the Grantee may exercise the Option during the lifetime of the Grantee. No fractional shares may be purchased at any time hereunder.

4. Upon the effective exercise of the Option, or any part thereof, certificates representing the shares so purchased, marked fully paid and non-assessable, shall be delivered to the person who exercised the Option, provided however, that in the Company’s discretion such shares may be delivered in book-entry form. Until certificates representing such shares shall have been issued and delivered or such shares are delivered in book-entry form, as applicable, the Grantee shall not have any of the rights or privileges of a shareholder of the Company in respect of any such shares.

5. In the event that, prior to the delivery by the Company of all the Subject Shares, there shall be an increase or reduction in the number of Common Shares of the Company issued and outstanding by reason of any subdivision or consolidation of Common Shares or any other capital adjustment, the number of shares then subject to this option shall be increased or decreased as provided in Section 11 of the Plan.

6. The option and the rights and privileges conferred by this Option Agreement shall not be assigned or transferred by the Grantee in any manner except by will or under the laws of descent and distribution. In the event of any attempted assignment or transfer in violation of this Section 6, the Option, rights and privileges conferred by this Option Agreement shall become null and void.

7. Nothing herein contained shall be deemed to create any limitation nor restriction upon such rights as the Company would otherwise have to terminate a person as an employee of the Company.

8. The Option, rights and privileges herein conferred are granted subject to the terms and conditions set forth herein and in the Plan.

9. This option is a nonqualified stock option or an incentive stock option within the meaning of §422(b) of the Internal Code of 1986, as indicated:

☒       Nonqualified Stock Option             ☐       Incentive Stock Option

10. Any notices to be given or served under the terms of this Option Agreement shall be addressed to the Secretary of the Company at 2701 Kent Avenue, West Lafayette, Indiana, and to the Grantee at the address set forth in the employment records of the Company, or such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given or served, and deposited in the United States mail.

11. The interpretation by the Compensation Committee, appointed by the Company’s Board of Directors to administer the Plan, or any provisions of the Plan or of this Option Agreement shall be final and binding on the Grantee unless otherwise determined by the Company’s Board of Directors.

12. This Option Agreement shall be governed by the laws of the State of Indiana.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Option Agreement as of the day and year first above written.

“COMPANY”

BIOANALYTICAL SYSTEMS, INC.

By:

Chairman of the Compensation Committee
Board of Directors

“GRANTEE”

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